UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2010 (April 2, 2010)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2010, Solera Holdings, Inc., a Delaware corporation (“Solera”), will appoint John J. Giamatteo as its Chief Operating Officer.

Mr. Giamatteo, 43, has been Chief Operating Officer of RealNetworks, Inc., a leading international digital media company, since June 2008. Mr. Giamatteo joined RealNetworks in June 2005, and he has also served as RealNetworks’ President, Technology Products and Solutions and International Operations and Executive Vice President, Worldwide Business Products and Services and International Operations. From 1988 to June 2005, Mr. Giamatteo was employed by Nortel Networks Corporation, a provider of communications solutions, where he held various management positions, most recently serving as President, Asia Pacific. Mr. Giamatteo holds a B.S. in Accounting and an M.B.A. from St. John’s University.

In connection with hiring Mr. Giamatteo as an employee and appointing him as Chief Operating Officer, Solera conveyed to Mr. Giamatteo, and Mr. Giamatteo signed his acceptance of, an offer letter. The offer letter provides:

Cash Compensation: Mr. Giamatteo will receive an annual base salary of $460,000, a target bonus of 85 percent of his annual base salary (pro rated for the last six months of Solera’s fiscal year ending June 30, 2010) and an opportunity to receive a discretionary bonus of $250,000 at the end of Solera’s fiscal year 2010.

Equity Awards: Upon the approval of the Compensation Committee of Solera’s Board of Directors, Solera will grant Mr. Giamatteo non-qualified stock options with a value of $647,000 and restricted stock units with a value of $1,162,000 under Solera’s 2008 Omnibus Incentive Plan, which grants are expected to be made on May 3, 2010. Mr. Giamatteo will also be eligible for a special equity award of non-qualified stock options and restricted stock units with an aggregate value of $1,350,000, which special equity award will be granted to Mr. Giamatteo after successful completion of his first six months of employment with Solera.

Severance Benefits: If Mr. Giamatteo’s employment is terminated without “cause” (as defined in the offer letter), Solera will pay Mr. Giamatteo 100% of his then-applicable annual base salary; provided Mr. Giamatteo signs an effective general release of claims in favor of Solera.

Benefits: In addition to Solera’s standard employee benefits, Mr. Giamatteo will be eligible to receive: (i) executive relocation benefits, including a temporary living allowance; (ii) a $1,000 per month car allowance; and (iii) following approval of Solera’s Chief Executive Officer and its Compensation Committee, other executive employee benefits and perquisites that are made available to Solera’s senior executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: April 2, 2010	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary